DELAWARE GROUP EQUITY FUNDS II
Registration No. 811-00750
FORM N-SAR
Annual Period Ended November 30, 2009

SUB-ITEM 77Q1: Exhibits

77.Q.1.1 Certificate of Amendment to Agreement and Declaration of Trust of Delaware Group
Equity Funds II dated February 26, 2009, attached as Exhibit.

77.Q.1.2 Certificate of Amendment to Agreement and Declaration of Trust of Delaware Group
Equity Funds II dated August 18, 2009, attached as Exhibit.
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